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                                                                  EXHIBIT 5.01
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                               August 24, 1998



Centaur Pharmaceuticals, Inc.
484 Oakmead Parkway
Sunnyvale, CA  94086


Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-1 (the "Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") on June 18, 1998 (Registration Number 333-57165), Amendment No. 1 to such Registration Statement filed by you with the Commission on July 15, 1998, Amendment No. 2 to such Registration Statement filed by you with the Commission on July 24, 1998, Amendment No. 3 to such Registration Statement filed by you with the Commission on August 13, 1998, Amendment No. 4 to such Registration Statement filed by you with the Commission on August 20, 1998 and Amendment No. 5 to such Registration Statement to be filed by you with the Commission on August 24, 1998 (collectively, the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 6,300,000 shares of your Common Stock (the "Stock"), 1,600,000 shares of which are presently issued and outstanding and will be sold by certain selling stockholders (the "Selling Stockholders").

     In rendering this opinion, we have examined the following:

     (1) your registration statement on Form 8-A filed with the Commission on August 24, 1998;
     (2) the Registration Statement, including the exhibits filed as a part thereof;
     (3)    the Prospectuses prepared in connection with the Registration
            Statement;
     (4) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books that are in our possession;
     (5) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations;
     (6) the documentation relating to the acquisition of the shares to be sold by each Selling Stockholder;
     (7) the agreements under which the Selling Stockholders acquired the Stock to be sold by them as described in the Registration
            Statement; and
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Centaur Pharmaceuticals, Inc.
August 24, 1998
Page 2


     (8) the Custody Agreement, Transmittal Letter and Powers of Attorney signed by the Selling Stockholders in connection with the sale of Stock described in the Registration Statement.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead
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us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to case law or secondary sources) the existing Delaware General Corporation Law.

     Based upon the foregoing, it is our opinion that (i) the 1,600,000 shares of outstanding Stock to be sold by the Selling Stockholders are validly issued, fully paid and nonassessable, (ii) the up to 4,700,000 shares of Stock to be issued and sold by you, when issued and sold in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.
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Centaur Pharmaceuticals, Inc.
August 24, 1998
Page 3




     This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                              Very truly yours,

                              FENWICK & WEST LLP

                              By:  __________________________